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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 5, 2002 accompanying the financial statements of Cross Media Marketing Corporation (formerly Symposium Corporation) and Subsidiaries, which are included in this annual report on Form 10-KSB for the fiscal year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in Form S-8 (File No. 333-68190, effective November 7, 2001).


/s/ GRANT THORNTON LLP


New York, New York
March 25, 2002